May 1, 2014

MH Elite Portfolio of Funds Trust

43 Highlander Drive

Scotch Plains, New Jersey 07076

Attention: Harvey Merson, President

Re:

Opinion of Counsel

Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933 filed on Form N-1A (SEC File No. 811-08763)

Amendment No. 24 to the Registration Statement under the Investment Company Act of

  1940 filed on Form N-1A ( SEC File No. 333-50885)

Ladies and Gentlemen:

We have acted as special Delaware counsel to MH Elite Portfolio of Funds Trust, a statutory trust formed under the laws of the State of Delaware (the “Fund”), in connection with the above-referenced amendments to the Fund’s Registration Statement on Form N-1 (as amended, the “Registration Statement”), which relates to the Fund’s shares of beneficial interest, without par value (collectively, the “Shares”).  This opinion is being delivered to you in connection with the Fund’s filing of Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940, as amended (the “Investment company Act”) (collectively, the “Amendment”), to be filed with the Securities and Exchange Commission pursuant to Rule 485(a)(2) of the Securities Act.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

You have informed us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the Shares sold by the Fund during each fiscal year during which such registration of an indefinite number of Shares remains in effect, and our opinion is issued in reliance upon this information.

You have also informed us that the Shares have been, and will continue to be, sold in accordance with the Fund’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b) of the Securities Act, and our opinion is issued in reliance upon this information.

In connection with this opinion, we have examined and reviewed such governmental and organizational certificates and records as we deemed necessary to render this opinion, including executed copies of the following documents:

a)

a certificate of the Secretary of State of the State of Delaware, dated April 29, 2014, as to the existence of the Fund which, according to said certificate, is in good standing and has legal existence under the laws of the State of Delaware;

b)

the Certificate of Trust of the Fund, as filed with the Secretary of State of the State of Delaware on December 27, 2013 (the “Certificate of Trust”);

c)

the By-Laws of the Fund, dated as of December 27, 2013 (the “By-Laws”);

d)

the Agreement and Declaration of Trust of the Fund, dated as of December 27, 2013 (the “Trust Agreement”);

e)

a certificate executed by Harvey Merson, President of the Fund, certifying as to, and attaching copies of, the Certificate of Trust, the By-Laws and the Trust Agreement; and

f)

a printer’s proof of the Amendment.

In our capacity as special Delaware counsel to the Fund, we have examined the originals, or certified, conformed or reproduced copies of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of ail copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Fund. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer’s proof referred to in paragraph (f) above.

We assume that, as the Shares are sold from time to time, the Fund will receive the net asset value of such Shares that are sold.  We also assume that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws, (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, and (iii) the certificates representing the Shares, if any, will be duly executed and delivered.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Fund is authorized to issue from time to time in one or more classes and/or series, an unlimited number of Shares, and, when issued and sold in accordance with the Certificate of Trust, the Trust Agreement, the By-Laws, and the Registration Statement, and for the consideration described in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

We express no opinion herein other than under the General Corporation Law of the State of Delaware, as in force and effect as of even date of this opinion.  Without limiting the generality of the foregoing, we give no opinion as to any securities or “blue sky” law of any jurisdiction, including any federal securities law.  Our opinion is based upon and relied upon the current status of the General Corporation Law of the State of Delaware, and in all respects is subject to and may be limited by future legislation.

This opinion is given as of the date hereof. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any change in laws that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Royer Cooper Cohen Braunfeld LLC

cc: Todd Cipperman, Esq.

Royer Cooper Cohen Braunfeld LLC

101 West Elm Street, Ste. 220

Conshohocken, PA 19428

T: 484-362-2620  F: 484-362-2630

www.rccblaw.com